Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Eightco Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Aggregate Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.001 par value per share	Other (3)	7,500,000 (2)	$2.9099	(3)	$21,824,250	(3)	$0.00013810	$3,013.93	(3)

Total Offering Amounts						$21,824,250			$3,013.93

Total Fee Offsets									—

Net Fee Due									$3,013.93

(1)	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2022 Plan, by reason of any stock dividend, stock split, recapitalization or any similar transaction effected without the receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of Common Stock.

(2)	Consists of 1,290,939 additional shares of Common Stock reserved for issuance under the 2022 Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) promulgated under the Securities Act, based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on November 17, 2025, the date of which is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims

Fee Offset Sources

The Registrant is not relying on Rule 457(p) under the Securities Act to offset any of the filing fee due with respect to the Registration Statement to which this exhibit relates, so no information is provided under this Table 2.